UNDERWRITING AGREEMENT

Between

NORTHERN LIGHTS FUND TRUST

and

LADENBURG THALMANN & CO., INC.

INDEX

1. APPOINTMENT OF LTC AND DELIVERY OF DOCUMENTS

2. EXCLUSIVE NATURE OF DUTIES

3. OFFERING OF SHARES

4. REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

5. DUTIES AND REPRESENTATIONS OF LTC

6. DUTIES AND REPRESENTATIONS OF THE TRUST

7. INDEMNIFICATION OF LTC BY THE TRUST

8. INDEMNIFICATION OF THE TRUST BY LTC

9. NOTIFICATION BY THE TRUST

10. COMPENSATION AND EXPENSES

11. SELECTED DEALER AND SELECTED AGENT AGREEMENTS

12. CONFIDENTIALITY

13. EFFECTIVENESS AND DURATION

14. DISASTER RECOVERY

15. DEFINITIONS

16. MISCELLANEOUS

Schedule A

Schedule B-1

Schedule B-2

Schedule B-3

Schedule C

UNDERWRITING AGREEMENT

AGREEMENT made this 19th day of March 2007, by and between NORTHERN LIGHTS FUND TRUST, a Delaware statutory trust, having its principal office and place of business at 450 Wireless Boulevard, Hauppauge, NY 11788 (the “Trust”), and LADENBURG THALMANN & CO., INC., a New York corporation having its principal office and place of business at 153 East 53rd Street, 49th Floor, New York, NY  10022 (“LTC” or the “Distributor”).

WHEREAS, the Trust is offering shares of beneficial interest (the “Shares”) in separate investment portfolios as set forth on Schedule A (each a “Fund”), and each a series of the Trust.

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, LTC is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

WHEREAS, the Trust desires that LTC offer, as principal underwriter, the Shares of the Funds to the public and LTC is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and LTC hereby agree as follows:

1.

APPOINTMENT OF LTC AND DELIVERY OF DOCUMENTS

(a)

The Trust hereby appoints LTC, and LTC hereby agrees, to act as distributor of the Shares of the Funds for the period and on the terms set forth in this Agreement. In connection therewith, the Funds have delivered to LTC current copies of:

(i)

the Trust’s Agreement and Declaration of Trust and By-laws (“Organic Documents”);

(ii)

the Trust’s current Registration Statement;

(iii)

the Trust’s  notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

each Fund ’s current Prospectus and Statement of Additional Information (as currently in effect and as amended or supplemented, the “Prospectus”);

(iv)

any current plan of distribution or similar document adopted by the Funds under Rule 12b-1 under the 1940 Act (“Plan”) and each current shareholder service plan or similar document  adopted by the   Funds    (“Service  Plan”).

(a)

The Trust shall promptly furnish LTC with:

(i)

all amendments of or supplements to the foregoing; and

(ii)

a copy of the resolution of the Board appointing LTC and authorizing the execution and delivery of this Agreement.

2.

EXCLUSIVE NATURE OF DUTIES

(a)

LTC shall be the exclusive representative of the Funds to act as distributor of the Funds except that the rights given under this Agreement to LTC shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or class thereof; (ii) the Trust’s acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by the Funds’ shareholders of dividends or other distributions; or (iv) any other offering by the Funds of securities to its shareholders (collectively "exempt transactions").

(b)

Notwithstanding the foregoing, LTC is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Funds. The Funds further understand that existing and future investors in the Funds may invest in shares of such other investment companies. The Funds agree that the services that LTC provides to such other investment companies shall not be deemed in conflict with its duties to the Funds under this Agreement.

3.

OFFERING OF SHARES

(a)

LTC shall have the right to buy from the Funds the Shares needed to fill unconditional orders for Shares of the Funds placed with LTC by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers’ or on their own behalf. Alternatively, LTC may act as the Funds’ agent, to offer, and to solicit offers to subscribe to, Shares of the Funds.

(b)

The price that LTC shall pay for Shares purchased from the Funds shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by LTC are to be resold by LTC to investors at the respective Public Offering Price(s), or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 11 of this Agreement. The Funds will advise LTC of the NAV(s) each time that it is determined by the Funds, or its designated agent, and at such other times as LTC may reasonably request.

(c)

LTC will promptly forward all orders and subscriptions to the Funds or its designated agent.  All orders and all subscriptions shall be directed to the Funds for acceptance and shall not be binding until accepted by the Funds. Any order or subscription may be rejected by the Funds; provided, however, that the Funds will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Funds or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Funds or its designated agent of payment therefore, will issue such Shares in uncertificated form pursuant to the instructions of LTC. LTC agrees to cause such payment and such instructions to be delivered promptly to the Funds or its designated agent.

(d)

The Funds reserve the right to suspend the offering of Shares of the Funds at any time in the absolute discretion of the Board, and upon notice of such suspension LTC shall cease to offer Shares of the Funds specified in the notice.

(e)

No Shares shall be offered by either LTC or the Funds under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Funds if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current Prospectus, as required by Section 10(b) of the Securities Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the Funds’ obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund's Organic Documents or the Prospectus applicable to the Shares.

4.

REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

(a)

Any of the outstanding Shares of the Funds may be tendered for redemption at any time, and the Funds agree to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares.

(b)

The Funds or its designated agent shall pay:

(i)

 the total amount of the redemption price consisting of the NAV less any applicable redemption fee to the redeeming shareholder or its agent, and

(ii)

except as may be otherwise required by NASD Rules, any applicable deferred sales charges to LTC in accordance with LTC’s instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

(a)

Redemption of Shares or payment therefore may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Funds of securities owned by the Funds is not reasonably practicable or it is not reasonably practicable for the Funds fairly to determine the value of the Funds’ net assets, or during any other period when the SEC so requires or permits.

5.

DUTIES AND REPRESENTATIONS OF LTC

(a)

LTC shall use reasonable efforts to facilitate the sale of Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus.  LTC shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares.  The services of LTC to the Funds hereunder are not to be deemed exclusive, and nothing herein contained shall prevent LTC from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b)

LTC will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on forms of agreement approved from time to time by the Board with respect to shares of the Funds, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with any distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

(a)

LTC shall be responsible for reviewing and providing advice and counsel on, and filing with the NASD, all sales literature (e.g., advertisements, brochures and shareholder communications, including the Fund’s website) with respect to the Funds.  All costs associated with advertising filings shall be paid by the Funds.  LTC will forward all NASD comments on marketing materials to the Trust for incorporation into such materials and the sole responsibility for incorporation of such comments shall remain with the Trust; provided, however, that the Trust shall provide all factual content, opinion, and other content for such materials and LTC shall not be responsible for the accuracy of the content of such materials, when used thereafter by the Trust or any person authorized by the Trust to use such material; nor shall LTC be responsible for the filing or content of any such materials used by third parties without the authorization of LTC; and provided further that LTC shall not be responsible for filing any materials that fall within the definition of advertising and sales literature if such materials are not provided to LTC in a form suitable for filing in a timely manner.  In addition, LTC will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

(b)

LTC will forward all sales related complaints concerning the Funds to the Trust.

(c)

LTC will provide assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the Board of the Funds.

(d)

All activities by LTC and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and the NASD Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

(e)

In selling Shares of the Funds, LTC shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares.  Neither LTC, any selected dealer, any selected agent nor any other person is authorized by the Funds to give any information or to make any representations other than as is contained in a Funds’ Prospectus or any advertising materials or sales literature specifically approved in writing by the Funds or their agents.

(f)

LTC shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

(g)

LTC represents and warrants to the Trust that:

(i)

It is a limited liability company duly organized and existing and in good standing under the laws of the State of New Yor k and it is duly qualified to carry on its business in the State of New York ;

(ii)

It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

(iii)

All requisite actions have been taken to authorize it to enter into and perform this Agreement;

(iv)

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(v)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of LTC, enforceable against LTC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(vi)

It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the NASD Rules, and it will notify the Funds if its membership in the NASD is terminated or suspended.

(a)

Notwithstanding anything in this Agreement, including the Schedules, to the contrary, LTC makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

6.

DUTIES AND REPRESENTATIONS OF THE TRUST

(a)

The Trust shall furnish to LTC copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund Business Days prior to such delivery and shall furnish LTC copies of all other financial statements, documents and other papers or information which LTC may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to LTC the number of copies of the Funds’ Prospectuses as LTC shall reasonably request.

(b)

The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Funds, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

(c)

The Trust will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as LTC may designate to the Funds and the Funds may approve, and the Funds shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that LTC shall not be required to register as a broker-dealer or file a consent to service of process in any State and the Funds shall not  be required to qualify as a foreign corporation, Fund or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Funds at any time in its discretion. LTC shall furnish such information and other material relating to its affairs and activities as the Funds require in connection with such registration or qualification.

(d)

The Trust represents and warrants to LTC that:

(i)

It is a business trust duly organized and existing and in good standing under the laws of the state of Delaware;

(ii)

It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

(iii)

All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv)

It is an open-end management investment company registered with the SEC under the 1940 Act;

(v)

All Shares, when issued, shall be validly issued, fully paid and non-assessable;

(vi)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)

The performance by the Trust of its obligations hereunder does not and will not contravene any provision of the Trust’s Agreement and Declaration of Trust.

(viii)

The Registration Statement is currently effective and will remain effective with respect to all Shares of the Funds being offered for sale;

(ix)

The Registration Statement and Prospectus have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

(x)

The Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectus are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein  or necessary to make the statements  therein not misleading to a purchaser of Shares;

(xi)

It will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

(xii)

It shall not file any amendment to the Registration Statement or Prospectus without giving LTC reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Funds’ right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Funds may deem advisable, such right being in all respects absolute and unconditional; and

(xiii)

Any amendment to the Registration Statement or Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectus will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue  statement  of a material  fact or will omit to state a material fact required to be stated  therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

7.

INDEMNIFICATION OF LTC BY THE TRUST

(a)

The Trust authorizes LTC and any dealers with whom LTC has entered into dealer agreements to use the latest Prospectus in the form furnished by the Trust in connection with the sale of Shares.  The Trust agrees to indemnify, defend and hold LTC, its several officers and directors, and any person who controls LTC within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which LTC, its officers and directors, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon:

(i)

any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus,

(ii)

any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them not misleading,

(iii)

the Trust’s  failure to maintain an effective Registration statement and Prospectus with respect to Shares of the Funds that are the subject of the claim or demand, or

(iv)

the Trust’s failure to provide LTC with advertising or sales materials to be filed with the NASD on a timely basis.

(b)

 The Trust’s agreement to indemnify LTC, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)

any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by LTC, its officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, or

(ii)

willful misfeasance, bad faith or gross negligence in the performance of LTC’s duties, or by reason of LTC’s reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

(c)

The Trust’s agreement to indemnify LTC, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust’s being notified of any action brought against LTC, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Funds at the address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the Trust of any such action shall not relieve the Trust  from any liability which the Trust  may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Funds’ indemnity agreement contained in this Section.

(d)

The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by LTC, which approval shall not be unreasonably withheld.  If the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by LTC, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse LTC, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

(e)

The Trust’s indemnification agreement contained in this Section and the Funds’ representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of LTC, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to LTC’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify LTC of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

8.

INDEMNIFICATION OF THE TRUST BY LTC

(a)

LTC agrees to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust , its officers or Board members, or such controlling person results from such claims or demands:

(i)

arising out of or based upon any sales literature, advertisements, information, statements or representations made by LTC and unauthorized by the Trust or any Disqualifying Conduct in connection with the offering and sale of any Shares, or

(ii)

arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by LTC to the Fund  specifically for use in the Trust’s  Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by LTC to the Trust  and required to be stated in such answers or necessary to make such information not misleading.

(b)

LTC’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon LTC’s being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to LTC at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

(c)

The failure to notify LTC of any such action shall not relieve LTC from any liability which its may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of LTC’s indemnity agreement contained in this Section.

(d)

LTC will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by LTC and approved by the Trust, which approval shall not be unreasonably withheld.  If LTC elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case LTC does not elect to assume the defense of any such suit, LTC will reimburse the Trust, the Trust’s officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust  or them.

LTC’s indemnification agreement contained in this Section and LTC’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by LTC or on behalf of LTC, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Funds’ benefit, to the benefit of the Funds’ officers and Trustees, and their respective estates, and to the benefit of any controlling persons and their successors. LTC agrees promptly to notify the Funds of the commencement of any litigation or proceedings against LTC or any of its officers or directors in connection with the issue and sale of Shares.

9.

NOTIFICATION BY THE TRUST

(a)

The Trust agrees to advise LTC as soon as reasonably practical:

(i)

of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect;

(ii)

of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

(iii)

of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

(iv)

of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC;

(v)

if a current Prospectus is not on file with the SEC;  and

(vi)

of all advertising, sales materials and other communications with the public required to be filed with the NASD. This obligation shall extend to all revisions of such communications.

For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

10.

COMPENSATION AND EXPENSES

(a)

In consideration of LTC’s services hereunder, the Fund agrees to pay LTC the fees set forth in Schedule B, attached hereto.

(b)

The Distribution Fee , if any, shall be accrued daily by the Trust or class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund Business Day after month-end, at the rate or in the amounts set forth in the Plan(s). The Trust grants and transfers to LTC a general lien and security interest in any and all securities and other assets of the Trust now or hereafter maintained in an account at the Trust’s custodian on behalf of the Trust to secure any Distribution Fees, Shareholder Service Fees, or other fees owed LTC by the Trust under this Agreement.

(c)

The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Trust, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectus (including but not limited to the expense of setting in type the Registration Statement and Prospectus and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

The Trust shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Funds, (but not LTC) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and LTC pursuant to Section 6(c) hereof; (iv) payable to each State for continuing registration or qualification therein until the Funds decide to discontinue registration or qualification pursuant to Section 6(c) hereof; and (v) payable for standard transmission costs,  including costs imposed by the National Securities Clearing Corporation.  LTC shall pay all expenses relating to LTC's broker-dealer qualification.

11.

SELECTED DEALER AND SELECTED AGENT AGREEMENTS

LTC shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. A form selling agreement for the Funds is attached hereto.  Selected dealers and selected agents shall resell Shares of the Funds at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, LTC shall offer and sell Shares of the Funds only to selected dealers that are members in good standing of the NASD.

12.

CONFIDENTIALITY

LTC agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that LTC may:

(a)

Prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)

provide information  typically supplied in the investment company industry to companies that track or report price,  performance or other information regarding investment companies; and

(c)

release such other  information  as  approved in writing by the Fund, which approval shall not be unreasonably withheld;

LTC may release any information regarding the Trust without the consent of the Trust if LTC reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust.

13.

EFFECTIVENESS AND DURATION

(a)

This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust’s s Board or (ii) by a vote of a majority of the Shares of the Trust, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)

This agreement is terminable, without penalty, on not less than sixty days' notice, by the Board, by vote of a majority of the outstanding voting securities of such Trust, or by LTC.

(c)

This Agreement will automatically and immediately terminate in the event of its "assignment."

(d)

LTC agrees to notify the Trust immediately upon the event of LTC’s expulsion or suspension by the NASD.  This Agreement will automatically and immediately terminate in the event of LTC’s expulsion or suspension by the NASD.

14.

DISASTER RECOVERY

LTC shall maintain disaster recovery procedures in effect making reasonable provisions for the storage and retrieval of information maintained in LTC’s possession.

15.

DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)

The “Board" means the Board of Trustees of the Trust.

(b)

“Fund Business Day” means any day on which the NAV of Shares of each Fund is determined as stated in the then current Prospectus.

(c)

“NASD Rules” means the Constitution, By-Laws, and Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof.

(d)

“NAV” means the net asset value per Share of each Fund as determined by the Fund, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of the Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

(e)

“Public Offering Price” means the price per Share of the Fund at which LTC or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the Prospectus of the Funds, determined in accordance with such Prospectus under the Securities Act relating to such Shares.

(f)

“Prospectus” means the current prospectus and statement of additional information of the Fund, as currently in effect and as amended or supplemented.

(g)

“Registration Statement” means the Fund’s Registration Statement on Form N-1A and all amendments thereto filed with the SEC.

(h)

“SEC” means the U.S.  Securities and Exchange Commission.

(i)

“Securities Act” means the Securities Act of 1933, as amended.

(j)

 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)

“1940 Act” means the Investment Company Act of 1940, as amended.

(l)

The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

16.

MISCELLANEOUS

(a)

No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

(b)

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Nebraska.

(c)

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)

Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the State of Nebraska, in accordance with the rules then obtaining of the NASD, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(h)

Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i)

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:

To LTC:

Northern Lights Fund Trust

LADENBURG THALMANN & CO., INC.

Attn: President

     Attn: Philip Blancato

450 Wireless Boulevard

153 E. 53rd Street, 49th Floor

Hauppauge, NY   11788

New York, NY  10022

(j)

Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(k)

Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

NORTHERN LIGHTS FUNDS TRUST

LADENBURG THALMANN & CO., INC.

By:

By:

      Andrew Rogers

Philip Blancato

      President

President

UNDERWRITING AGREEMENT

Schedule A

The Gaming and Casino Fund

Page  of 19

UNDERWRITING AGREEMENT

Schedule B

The Gaming and Casino Fund

Fee Schedule

Service Fee

Ladenburg Thalmann & Co., Inc. (“LTC”) is compensated pursuant to the Fund’s separate Rule 12b-1 Plan and Agreement with LTC.  LTC will not be compensated separately for services performed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Schedule to the Underwriting Agreement dated March 19, 2007.

NORTHERN LIGHTS FUND TRUST

LADENBURG THALMANN & CO., INC.

By: _____________________________

By: _____________________________

      Andrew Rogers, President

       Philip Blancato, President

Endnotes

Page  of 19